FORM OF AMENDED AND RESTATED SECURITIES ASSIGNMENT AGREEMENT

This Amended and Restated Securities Assignment Agreement (this “Assignment”), dated as of _________, 2008, is made and entered into by and among Perella Weinberg Partners Acquisition LP, a Delaware limited partnership, and BNYH BPW Holdings LLC, a Delaware limited liability company (the “Sellers”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, pursuant to that certain initial unit subscription agreement, effective as of October 31, 2007, by and between BPW Acquisition Corp. (the “Company”) and the Sellers, as amended and restated as of [_________], 2008, the Sellers purchased an aggregate of 7,610,294 units (the “Founders’ Units”), each consisting of one share (the “Founders’ Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Founders’ Warrants”) exercisable for one share of Common Stock at a price of $10.00 per share (the “Underlying Shares” and collectively with the Founders’ Units, the Founders’ Shares and the Founders’ Warrants, the “Founders’ Securities”).

WHEREAS, pursuant to that certain securities purchase agreement, dated as of November 14, 2007, by and between the Sellers and the Buyers, as amended and restated as of even date herewith, the Sellers sold an aggregate of 129,750 Founders’ Units at cost to the Buyers and the Sellers committed to sell and the Buyers committed to purchase an aggregate of 149,571 sponsors’ warrants of the Company.

WHEREAS, the Buyers and the Sellers have previously entered into that certain securities assignment agreement dated as of November 14, 2007 (the “Original Agreement”), pursuant to which the Sellers assigned an aggregate of 150,000 Founders’ Units at cost to the Buyers and the Buyers purchased such Founders’ Units from the Sellers; and the Buyers and the Sellers now desire to amend and restate the Original Agreement in its entirety through this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Assignment of Founders’ Units.   Sellers hereby assign an aggregate of 150,000 Founders’ Units to the Buyers, with each Buyer receiving 50,000 Founders’ Units. The Buyers have paid to the Sellers an aggregate amount of Three Hundred and Forty-Seven Dollars and Eighty-Two Cents ($347.82) (the “Purchase Price”), in consideration of the assignment. Within a reasonable time after the date hereof, (i) the Sellers shall deliver to the Company for cancellation the certificates representing the Founders’ Units held by the Sellers sold to the Buyers hereunder, (ii) the Company shall re-issue to the Sellers certificates representing the Founders’ Units held by the Sellers after giving effect to the sale of such Founders’ Units to the Buyers hereunder and (iii) the Company shall issue and deliver to the Buyers certificates representing the Founders’ Units purchased by the Buyers hereunder. The Buyers acknowledge that the Founders’ Warrants included in the Founders’ Units purchased by the Buyers hereunder have the terms set forth in a warrant agreement to be entered into by and between the Company and Mellon Bank, N.A., as warrant agent, in substantially the form attached hereto as Exhibit A, (the “Warrant Agreement”).

Section 2 No Conflicts.   Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Restrictive Legends. All certificates representing the Founders’ Securities purchased by the Buyers hereunder shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN AMENDED AND RESTATED SECURITIES ASSIGNMENT AGREEMENT DATED AS OF ________, 2008, THAT CERTAIN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT DATED AS OF ________, 2008 AND THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________, 2008, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(c) Any legend required by appropriate blue sky officials.

Section 4   Investment Representations.   Each Buyer represents, warrants, acknowledges and agrees, with respect to himself only, as follows:

(a) Such Buyer has been furnished with all materials relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Securities that have been requested by such Buyer and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Founders’ Securities. Such Buyer has been afforded the opportunity to ask questions and receive answers relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Securities. Such Buyer understands that its investment in the Founders’ Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as such Buyer has considered necessary to make an informed investment decision with respect to such Buyer’s acquisition of the Founders’ Securities. Such Buyer has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Founders’ Securities, and is able to bear the economic risk of an investment in the Founders’ Securities in the amount contemplated hereunder. Such Buyer has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Founders’ Securities. Such Buyer can afford a complete loss of its investment in the Founders’ Securities. Such Buyer is purchasing the Founders’ Securities for investment for such Buyer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Such Buyer understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a “Business Combination”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

(b) Such Buyer understands that the Founders’ Securities have not been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Sellers are relying on the truth and accuracy of, and such Buyer’s compliance with, the representations and warranties and agreements of such Buyer set forth herein to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Founders’ Securities, including, but not limited to, the bona fide nature of such Buyer’s investment intent as expressed herein.

(c) Such Buyer further acknowledges and understands that the Founders’ Securities may not be transferred under any circumstances unless the Founders’ Securities are subsequently registered under the Act or an exemption from such registration is available. Each Buyer understands that the certificates evidencing the Founders’ Securities will be imprinted with a legend which prohibits the transfer of the Founders’ Securities unless the Founders’ Securities are registered or such registration is not required in the opinion of counsel for the Company.

(d) Such Buyer is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Founders’ Securities under the Act, the Founders’ Securities may be resold by such Buyer only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after such Buyer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Such Buyer further understands that at the time such Buyer wishes to sell the Founders’ Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Buyer would be precluded from selling the Founders’ Securities under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 4(d) and (e) hereof, such Buyer understands that it may be considered a promoter of the Company and understands that historically the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would be deemed to be “underwriters” under the Act when reselling the securities of the blank check company and therefore Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Each Buyer further understands that the SEC has amended Rule 144 effective February 15, 2008 to, among other things, codify such position and to provide an exception to such prohibition on the use of Rule 144 for those resale transactions if certain conditions under the amended Rule 144 are met.

(f) Such Buyer represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g) Such Buyer did not decide to enter into this Assignment as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Act.

(h) Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Founders’ Securities or the fairness or suitability of the investment in the Founders’ Securities , nor have such authorities passed upon or endorsed the merits of the offering of the Founders’ Securities.

Section 5 Miscellaneous.   This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Assignment shall inure to the benefit of and be binding upon the successors and, subject to the restrictions on transfer herein set forth, the permitted assigns of the parties hereto. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this

Assignment shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

PERELLA WEINBERG PARTNERS ACQUISITION LP

By:	PWP ACQUISITION GP LLC, its general partner
By:
Name: Joseph R. Perella
Title: Authorized Signatory

BNYH BPW HOLDINGS LLC

By:
Name: Michael E. Martin
Title: Authorized Signatory

Roger W. Einiger

J. Richard Fredericks

Wolfgang Schoellkopf

Exhibit A

FORM OF WARRANT AGREEMENT

Exhibit B

FORM OF LETTER AGREEMENT